
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      69,838,869
<SECURITIES>                                         0
<RECEIVABLES>                                1,579,902<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              75,974,236<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                75,974,236<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,848,294<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,963,907
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,884,387
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,884,387
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,884,387
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,353,393 and interest receivable of $226,509.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,035,723 and net option premiums of $(480,258).
<F3>Liabilities include redemptions payable of $735,812, accrued brokerage commissions of $426,135, and accrued management fee of $234,351.
<F4>Total revenue includes realized trading revenue of $5,490,705, net change in unrealized of $(263,612) and interest income of $621,201.

